Exhibit 10.2

BELAIR

Belair Capital Advisors Inc.
Engagement Agreement with
KAIROS PHARMA, LTD.

ADVISORY & CONSULTING AGREEMENT

KAIROS PHARMA

4889-3845-2710\2

Statement of Work

This proposal was prepared for KAIROS PHARMA, LTD. (referred to herein as “KAIROS”) to provide Advisory & Consulting Services. BELAIR CAPITAL ADVISORS INC. (referred to herein as “BELAIR”) is pleased to provide KAIROS with the following statement of work to outline the major requirements, goals and estimated costs of the mandate. Access to senior BELAIR staff is available at all times, to provide KAIROS and its advisors, with expert counsel and strategic planning assistance.

I. Fees & Disbursements

ADVISORY & CONSULTING AGREEMENT

Management Fee:	US$365,000 (the “Cash Fee”) and
50,000 restricted stock units (“RSUs”), subject to
vesting on March 31, 2025 (“Stock Compensation”)
Engagement Terms:	12-Month Engagement

*Management fee does not include external disbursements which will be billed either directly to KAIROS by external parties or included as an aggregate disbursement on subsequent Belair invoices, which disbursements will be agreed to in advance, in writing, by Kairos. Disbursements may include but not be limited to the cost of additional influencer marketing & curated promotional content. Any disbursement above $500 will be approved by KAIROS in writing prior to incurring additional cost.

Payment Terms for Services

Upon execution of this Services Agreement, KAIROS shall pay the full Cash Fee. The Stock Compensation shall be issuable under the Company’s 2023 Equity Incentive Plan, and the RSUs shall vest in full at the end of six months after the date of issuance.

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II. Legal

Termination

The agreement will be for an initial period of twelve months and will terminate after the twelfth month.

General

This Agreement is governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein and constitutes and contains the entire and only Agreement among the Parties relating to the matters described herein and may be assigned by either party upon the prior written consent of the other party. BELAIR shall not be liable for any error of judgement or any act or omission or for any mistake of fact or law except by reason of its gross negligence or wilful misconduct. Under no circumstances whatsoever shall BELAIR be liable for special, indirect, incidental or consequential loss or damage of any kind whatsoever (including, without limitation, lost profits). BELAIR reserves the right to use KAIROS’S name on its list of historical engagements for marketing purposes.

Indemnity

KAIROS indemnifies and holds BELAIR, its successors and permitted assigns, as well as its and their respective directors, officers, employees, affiliates, advisors and agents (individually, the “Indemnified Party” and collectively, the “Indemnified Parties”), harmless from and against any and all third party claims, demands, assessments, interest, penalties, actions, suits, proceedings, liabilities, losses, damages, costs and expenses, including, without limiting the foregoing, expert, consultant and counsel fees and disbursements, arising from or in connection with any actions or omissions that an Indemnified Party takes pursuant to this agreement, provided that any such action or omission is taken in good faith and without gross negligence or wilful misconduct or is taken on the written advice and instructions given to the Indemnified Party by KAIROS or their representatives, including its legal counsel. The indemnity, provision set forth herein will survive, and shall continue in full force and effect, regardless of the expiry or termination of this agreement.

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Execution

This agreement may be executed in several counterparts and electronically, each of which, when so executed, shall be deemed to be an original, and such counterparts together shall constitute one and the same instrument. This Agreement is dated this 23th day of September, 2024.

KAIROS PHARMA, LTD.

Per:
Authorized Signing Officer

BELAIR CAPITAL ADVISORS INC.

Per:
Authorized Signing Officer

APPENDIX A – ADVISORY & CONSULTING

●	Strategic Advisory: Offering expert guidance on corporate strategy, market positioning, and long-term growth plans within the pharmaceutical sector.

●	Digital Marketing & Engagement: Crafting and implementing digital marketing strategies to enhance brand awareness and stakeholder engagement across online platforms.

●	Market Research and Analysis: Conducting comprehensive market studies to inform decision-making on product development and competitive positioning.

●	Business Development Assistance: Identifying and evaluating opportunities for partnerships, collaborations, and expansions to drive business growth.

●	Operational Efficiency Optimization: Recommending process improvements to enhance operational workflows and increase organizational efficiency.

●	Stakeholder Communication Planning: Developing effective communication strategies for engaging with stakeholders, including partners, and customers.

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